Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby appoints Gregory Lewis his or her true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D and any amendments to the foregoing and any related documentation which may be required to be filed in his or her individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Carver Bancorp, Inc. directly or indirectly beneficially owned by him or her or any of his or her affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Gregory Lewis under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedules 13D or amendments thereto with respect to securities of Carver Bancorp, Inc. unless revoked earlier in writing. The undersigned acknowledges that the attorney-in-fact appointed herein, in serving in this capacity at the undersigned’s request, is not assuming, nor is Carver Bancorp, Inc. assuming, any of his or her responsibilities to comply with the Securities Exchange Act of 1934 or the rules and regulations thereunder.

[Signature pages follow.]

/s/ Gregory Lewis
Gregory Lewis

Dated: October 22, 2024

Signature Page to Power of Attorney

DREAM CHASERS CAPITAL GROUP LLC

By:	/s/ Gregory Lewis
Name:	Gregory Lewis
Title:	Sole Manager

Dated: October 22, 2024

Signature Page to Power of Attorney

/s/ Shawn Herrera
Shawn Herrera

Dated: October 22, 2024

Signature Page to Power of Attorney

/s/ Kevin Winters
Kevin Winters

Dated: October 22, 2024

Signature Page to Power of Attorney

/s/ Jeffrey Bailey
Jeffrey Bailey

Dated: October 22, 2024